EXHIBIT 10.6

                               FIRST AMENDMENT TO
                        TEXAS PETROCHEMICALS CORPORATION
                              PROFIT SHARING PLAN

     WHEREAS, TEXAS PETROCHEMICALS CORPORATION (the "COMPANY") has heretofore adopted the TEXAS PETROCHEMICALS CORPORATION PROFIT SHARING PLAN (the "PLAN") for the benefit of its employees; and

     WHEREAS, in conjunction with its change of fiscal year, the Company desires to amend the Plan to reflect such fiscal year.

     NOW, THEREFORE, the Plan shall be amended as follows, effective as of July 1, 1996:

     1. Section 1.1(38) of the Plan shall be deleted in its entirety and the following shall be submitted therefor:

          "(38) PLAN QUARTER: A three-consecutive month period commencing on July 1, October 1, January 1, and April 1 of each year."

     2. Section 1.1(39) of the Plan shall be deleted in its entirety and the following shall be substituted therefor:

          "(39) PLAN YEAR: The twelve-consecutive month period commencing July 1 of each year. As a result of the change in Plan Year effective July 1, 1996, the Plan shall have a short Plan Year, commencing June 1, 1996 and ending June 30, 1996."

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this 27 day of January, 1996.

                                          TEXAS PETROCHEMICALS CORPORATION

                                          By --------------------, President

                        TEXAS PETROCHEMICALS CORPORATION
                              PROFIT SHARING PLAN

                            As Amended and Restated
                        Effective Date: October 1, 1994

                               TABLE OF CONTENTS


 ARTICLE                                                                PAGE
 --------                                                            ---------
I        --   DEFINITIONS AND CONSTRUCTION........................        I-1
II       --   PARTICIPATION.......................................       II-1
III      --   CONTRIBUTIONS.......................................      III-1
IV       --   ALLOCATIONS.........................................       IV-1
V        --   INVESTMENT OF FUNDS.................................        V-1
VI       --   RETIREMENT BENEFITS.................................       VI-1
VII      --   DISABILITY BENEFITS.................................      VII-1
VIII     --   SEVERANCE BENEFITS..................................     VIII-1
IX       --   DEATH BENEFITS......................................       IX-1
X        --   TIME AND MANNER OF PAYMENT OF BENEFITS..............        X-1
XI       --   WITHDRAWALS AND LOANS...............................       XI-1
XII      --   ADMINISTRATION OF THE PLAN..........................      XII-1
XIII     --   ADMINISTRATION OF FUNDS.............................     XIII-1
XIV      --   TRUSTEE AND ADMINISTRATION OF TRUST FUND............      XIV-1
XV       --   FIDUCIARY PROVISIONS................................       XV-1
XVI      --   AMENDMENTS..........................................      XVI-1
XVII     --   DISCONTINUANCE OF CONTRIBUTIONS, TERMINATION,
               PARTIAL TERMINATION AND MERGER OR CONSOLIDATION....     XVII-1
XVIII    --   ADOPTING EMPLOYERS..................................    XVIII-1
XIX      --   MISCELLANEOUS PROVISIONS............................      XIX-1
XX       --   TOP-HEAVY STATUS....................................       XX-1


                                       i

(40) ROLLOVER ACCOUNT: An individual account for an Eligible Employee which is credited with the Rollover Contributions of such Employee and which is credited (or debited) with such account's allocation of net income (or net loss) of the Trust Fund.

(41) ROLLOVER CONTRIBUTIONS: Contributions made by an Eligible Employee pursuant to Section 3.8.

(42) TRUST: The trust(s) established under the Trust Agreement(s) to hold and invest contributions made under the Plan and income thereon, and from which the Plan benefits are distributed.

(43) TRUST AGREEMENT: The agreement(s) entered into between the Company and the Trustee establishing the Trust, as such agreement(s) may be amended from time to time.

(44) TRUST FUND: The funds and properties held pursuant to the provisions of the Trust Agreement for the use and benefit of the Members, together with all income, profits, and increments thereto.

(45) TRUSTEE: The trustee or trustees qualified and acting under the Trust Agreement at any time.

(46) VALUATION DATES: The last day of each month and any other interim Valuation Date determined by the Committee on a nondiscriminatory basis.

(47) VESTED INTEREST: The portion of a Member's Accounts which, pursuant to the Plan, is nonforfeitable.

(48) VESTING SERVICE: The measure of service used in determining a Member's Vested Interest as determined pursuant to Section 8.3.

     1.2 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender.

     1.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                      II.
                                 PARTICIPATION

     2.1 ELIGIBILITY. Any Eligible Employee shall become a Member upon the first day of the month coincident with or next following the date on which such Eligible Employee has completed one year of Participation Service. Notwithstanding the foregoing:

          (a) an Eligible Employee who was a Member of the Plan on the day prior to the Effective Date shall remain a Member of this restatement thereof as of the Effective Date;

          (b) an Eligible Employee who was a Member of the Plan prior to a termination of employment shall remain a Member upon his reemployment as an Eligible Employee;

          (c) an Employee who has completed one year of Participation Service but who has not become a Member of the Plan because he was not an Eligible Employee shall be eligible to become a Member of the Plan immediately upon becoming an Eligible Employee as a result of a change in his employment status;

          (d) A Member who ceases to be an Eligible Employee but remains an Employee shall continue to be a Member but, on and after the date he ceases to be an Eligible Employee, he shall no longer be entitled to defer Compensation hereunder or share in allocations of Employer Contributions unless and until he shall again become an Eligible Employee; and

          (e) an Eligible Employee may elect not to become a Member or a Member may elect to cease participating in the Plan by written notice to the Committee. Such election may be revoked at any time by written notice to the Committee, effective as of the first day of the Plan Year next following the

                                      I-8

     Plan Year during which such revocation notice is given, provided such notice is given at least thirty days before the first day of such Plan Year.

     2.2 PARTICIPATION SERVICE. The completion of 1,000 or more Hours of Service during a Computation Period shall constitute one year of Participation Service.

                                      III.
                                 CONTRIBUTIONS

     3.1  CASH OR DEFERRED CONTRIBUTIONS.

     (a) A Member may elect to defer an integral percentage of from 1% to 10% (or, with respect to a Member who is a Highly Compensated Employee, such lesser percentage as may be prescribed from time to time by the Committee) of his Compensation for a Plan Year by having the Employer contribute the amount so deferred to the Plan. Compensation for a Plan Year not so deferred by such election shall be received by such Member in cash. A Member's election to defer an amount of his Compensation pursuant to this Section shall be made by executing a Compensation reduction agreement pursuant to which the Member authorizes the Employer to reduce his Compensation in the elected amount and the Employer, in consideration thereof, agrees to contribute an equal amount to the Plan. The reduction in a Member's Compensation Plan for a Plan Year pursuant to his election under a Compensation reduction agreement shall be effected by Compensation reductions each month within such Plan Year following the effective date of such agreement. The amount of Compensation elected to be deferred by a Member for a Plan Year pursuant to this Section shall become a part of the Employer's Cash or Deferred Contributions for such Plan Year.

     (b) A Member's Compensation reduction agreement shall remain in force and effect for all periods following the date of its execution until modified or terminated or until such Member terminates his employment. A Member who has elected to defer a portion of his Compensation may change his deferral election percentage (within the percentage limits set forth in Paragraph (a) above), effective as of the first day of any payroll period, by executing and delivering to the Committee a new Compensation reduction agreement within the time period prescribed by the Committee, but only two such changes may be made in a Plan Year.

     (c) A Member may cancel his Compensation reduction agreement, effective as of the first day of any payroll period, by executing and delivering to the Committee a Compensation reduction cancellation agreement in the form prescribed by the Committee within the time period prescribed by the Committee. A Member who so cancels his Compensation reduction agreement may resume Compensation deferrals, effective as of the first day of a month following six months after the date on which the cancellation is effective, by executing and delivering to the Committee a new Compensation reduction agreement within the time period prescribed by the Committee.

     (d)  In restriction of the Members' elections provided in Paragraphs (a),
(b) and (c) above, the Cash or Deferred Contributions and the elective deferrals (within the meaning of section 402(g)(3) of the Code) under all other plans, contracts and arrangements of the Employer on behalf of any Member for any calendar year shall not exceed $7,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 402(g)(5) of the Code).

     (e) In further restriction of the Members' elections provided in Paragraphs (a), (b) and (c) above, it is specifically provided that one of the "actual deferral percentage" tests set forth in section 401(k)(3) of the Code and the Treasury Regulations thereunder must be met in each Plan Year. If multiple use of the alternative limitation (within the meaning of section 401(m)(9) of the Code and Treasury Regulation Section 1.401(m)-2(b)) occurs during a Plan Year such multiple use shall be corrected in accordance with the provisions of Treasury Regulation Section 1.401(m)-2(c); provided, however, that if such multiple use is not eliminated by making Employer Safe Harbor Contributions, then the "actual contribution percentages"

                                      I-9

of all Highly Compensated Employees participating in the Plan shall be reduced, and the excess contributions distributed, in accordance with the provisions of
Section 3.7(c) and applicable Treasury Regulations so that there is no such multiple use.

     (f) If the restrictions set forth in Paragraph (d) or (e) above would not otherwise be met for any Plan Year, the Compensation deferral elections made pursuant to Paragraphs (a), (b) and (c) above of Members who are Highly Compensated Employees may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

     (g) As soon as administratively feasible following the end of each month, the Employer shall contribute, as Cash of Deferred Contributions with respect to each Member, an amount equal to the amount of Compensation elected to be deferred, pursuant to Paragraphs (a) and (b) above (as adjusted pursuant to Paragraph (f) above), by such Member during such month. Such contributions, as well as the contributions pursuant to Sections 3.2, 3.3 and 3.4, shall be made without regard to current or accumulated profits of the Employer. Notwithstanding the foregoing, the Plan is intended to qualify as a profit sharing plan for purposes of sections 401(a), 402, 412 and 417 of the Code.

     3.2 EMPLOYER MATCHING CONTRIBUTIONS. For each month in the Plan Year, the Employer shall contribute to the Trust, as Employer Matching Contributions, an amount which equals 25% of the Cash or Deferred Contributions which were made pursuant to Section 3.1 on behalf of each of the Members during such month and which were not in excess of 6% of each such Member's Compensation for such month.

     3.3 EMPLOYER DISCRETIONARY CONTRIBUTIONS. For each Plan Year, the Employer may contribute to the Trust, as an Employer Discretionary Contribution, an additional amount as determined in the discretion of the Directors. At the time that the Directors authorize an Employer Discretionary Contribution, the Directors shall designate the date during the Plan Year as of which such contribution is to be allocated and the portion of such Plan Year for which the contribution is being made.

     3.4 EMPLOYER SAFE HARBOR CONTRIBUTIONS. In addition to the Employer Matching Contributions made pursuant to Section 3.2 and the Employer Discretionary Contribution made pursuant to Section 3.3 for each Plan Year, the Employer, upon the authorization of the Directors in their discretion, may contribute to the Trust, as a "safe harbor contribution" for such Plan Year, the amounts necessary to cause the Plan to satisfy the restrictions set forth in
Section 3.1(e) and Section 3.5, respectively. Amounts contributed in order to satisfy the restrictions set forth in Section 3.1(e) shall be considered "qualified matching contributions" (within the meaning of Treasury Regulation
Section 1.401(k)-1(g)(13)) for purposes of such Section, and amounts contributed in order to satisfy the restrictions set forth in Section 3.5 shall be considered Employer Matching Contributions for purposes of such Section. Any amounts contributed pursuant to this Paragraph shall be allocated in accordance with the provisions of Sections 4.2(d) and (e).

     3.5 RESTRICTIONS ON EMPLOYER CONTRIBUTIONS. In restriction of the Employer Contributions hereunder, it is specifically provided that one of the "actual contribution percentage" tests set forth in section 401(m) of the Code and the Treasury Regulations thereunder must be met in each Plan Year. The Committee may elect, in accordance with applicable Treasury Regulations, to treat Cash or Deferred Contributions to the Plan as Employer Matching Contributions for purposes of meeting this requirement.

     3.6 RETURN OF CONTRIBUTIONS. Anything to the contrary herein notwithstanding, the Employer's contributions to the Plan are contingent upon the deductibility of such contributions under Section 404 of the Code. To the extent that a deduction for contributions is disallowed, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the date of disallowance, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earning of the Trust Fund attributable thereto. Moreover, if Employer contributions are made under a mistake of fact, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the payment thereof, reduced by any net

                                      I-10

losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto.

     3.7  DISPOSITION OF EXCESS DEFERRALS AND EXCESS CONTRIBUTIONS.

     (a) Anything to the contrary herein notwithstanding, any Cash or Deferred Contributions to the Plan for a calendar year on behalf of a Member in excess of the limitations set forth in Section 3.1(d) and any "excess deferrals" from other plans allocated to the Plan by such Member no later than March 1 of the next following calendar year within the meaning of, and pursuant to the provisions of, section 402(g)(2) of the Code, shall be distributed to such Member not later than April 15 of the next following calendar year.

     (b) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Cash or Deferred Contributions made by the Employer on behalf of Highly Compensated Employees exceeds the maximum amount of Cash or Deferred Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.1(e) (determined by reducing Cash or Deferred Contributions on behalf of Highly Compensated Employees in order of the "actual deferral percentages" (as that term is defined in section 401(k)(3)(B) of the Code and the Treasury Regulations thereunder) beginning with the highest of such percentages), such excess shall be distributed to the Highly Compensated Employees on whose behalf such excess was contributed before the end of the next following Plan Year. For purposes of this Paragraph, the determination and correction of excess Cash or Deferred Contributions of a Member whose actual deferral percentage is determined under the family aggregation rules of sections 401(k) and 414(q) of the Code shall be made in accordance with the provisions of such sections and the Treasury Regulations thereunder.

     (c) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Employer Contributions allocated to the Accounts of Highly Compensated Employees exceeds the maximum amount of such Employer Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.5 (determined by reducing Employer Contributions made on behalf of Highly Compensated Employees in order of the "contribution percentages" (as that term is defined in section 401(m)(3) of the Code and Treasury Regulations thereunder) beginning with the highest of such percentages), such excess shall be distributed to the Highly Compensated Employees on whose behalf such excess contributions were made (or, if such excess contributions are forfeitable, they shall be forfeited) before the end of the next following Plan Year. For purposes of this Paragraph, the determination and correction of excess Employer Contributions allocated to the Account of a Member whose contribution percentage is determined under the family aggregation rules of sections 401(m) and 414(q) of the Code shall be made in accordance with the provisions of such sections and the Treasury Regulations thereunder. Employer Contributions shall be forfeited pursuant to this Paragraph only if distribution of all vested Employer Contributions is insufficient to meet the requirements of this Paragraph. If vested Employer Contributions are distributed to a Member and nonvested Employer Contributions remain credited to such Member's Accounts, such nonvested Employer Contributions shall vest at the same rate as if such distribution had not been made.

     (d) In coordinating the disposition of such excess deferrals and excess contributions pursuant to this Section, such excess deferrals and excess contributions shall be treated in the following order:

          (1) first, excess deferrals described in Paragraph (a) above shall be distributed;

          (2) second, excess Cash or Deferred Contributions described in Paragraph (b) above which are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed;

          (3) third, excess Cash or Deferred Contributions described in Paragraph (b) above which are considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed, and the Employer Matching Contributions with respect to such Cash or Deferred Contributions shall be forfeited; and

          (4) fourth, excess Employer Contributions described in Paragraph (c) above shall be distributed (or, if forfeitable, forfeited).

                                      I-11

     (e) Any distribution or forfeiture of excess deferrals or excess contributions pursuant to the provisions of this Section shall be adjusted for income or loss allocated thereto in accordance with the provisions of Section
4.4 through the Valuation Date next preceding the date of the distribution or forfeiture. Any forfeiture pursuant to the provisions of this Section shall be considered to have occurred on the date which is 2-1/2 months after the end of the Plan Year.

     3.8  ROLLOVER CONTRIBUTIONS.

     (a) Qualified Rollover Contributions may be made to the Plan by any Eligible Employee of amounts that are "eligible rollover distributions" within the meaning of section 402(f)(2)(A) of the Code from an employee's trust described in section 401(a) of the Code, which is exempt from tax under section 501(a) of the Code. A Rollover Contribution may be made to the Plan irrespective of whether such eligible rollover distribution was paid to the Eligible Employee or paid to the Plan as a "direct" Rollover Contribution, but only if any such Rollover Contribution is made pursuant to and in accordance with applicable provisions of the Code and Treasury Regulations promulgated thereunder. A direct Rollover Contribution to the Plan may be effectuated only by wire transfer directed to the Trustee or by issuance of a check made payable to the Trustee, which is negotiable only by the Trustee and which identifies the Eligible Employee for whose benefit the Rollover Contribution is being made. Any Eligible Employee desiring to effect a Rollover Contribution to the Plan must execute and file with the Committee the form prescribed by the Committee for such purpose. The Committee may require as a condition to accepting any Rollover Contribution that such Eligible Employee furnish any evidence that the Committee in its discretion deems satisfactory to establish that the proposed Rollover Contribution is in fact such an eligible rollover distribution and is made pursuant to and in accordance with applicable provisions of the Code and Treasury Regulations. All Rollover Contributions to the Plan must be made in cash. A Rollover Contribution shall be credited to the Rollover Account of the Eligible Employee for whose benefit such Rollover Contribution is being made as of the last day of the month in which such Rollover Contribution is made; provided, however, that for purposes of Section 4.4 only, such Rollover Contribution shall be allocated to the Rollover Account of such Member as soon as administratively feasible after such Rollover Contribution is received by the Trustee.

     (b) An Eligible Employee who has made a Rollover Contribution in accordance with this Section who has not otherwise become a Member of the Plan in accordance with Article II shall become a Member coincident with such Rollover Contribution; provided, however, that such Member shall not have a right to defer Compensation or have Employer Contributions made on his behalf until he has otherwise satisfied the requirements imposed by Article II.

                                      IV.
                                  ALLOCATIONS

     4.1 SUSPENSE ACCOUNT. All contributions, forfeitures and the net income (or net loss) of the Trust Fund shall be held in suspense until allocated to the Accounts of the Members or applied as provided herein.

     4.2  ALLOCATION OF CONTRIBUTIONS.

     (a) Cash or Deferred Contributions made by the Employer on a Member's behalf pursuant to Section 3.1 shall be allocated to such Member's Cash or Deferred Account as of the last day of the month for which they were made.

     (b)  The 25% Employer Matching Contributions for each month pursuant to
Section 3.2 shall be allocated as of the last day of the month for which they were made to the Employer Matching Contribution Accounts of the Members for whom such contributions were made.

     (c)  The Employer Discretionary Contribution, if any, made pursuant to
Section 3.3 for a Plan Year shall be allocated as of the allocation date during such Plan Year specified by the Directors at the time such Employee Discretionary Contribution is authorized to the Employer Contribution Accounts of the Members who (1) were Eligible Employees on such allocation date or (2) terminated employment during such Plan

                                      I-12

Year on or after Normal Retirement Date or by reason of total and permanent disability (as defined in Section 7.2) or death. The allocation to each such eligible Member's Employer Contribution Account shall be that portion of such Employer Discretionary Contribution which is in the same proportion that such Member's Compensation for the portion of the Plan Year for which such contribution is made (as specified by the Employer) bears to the total of all such Members' Compensation for such portion of the Plan Year.

     (d)  The Employer's Safe Harbor Contribution, if any, made pursuant to
Section 3.4 for a Plan Year in order to satisfy the restrictions set forth in
Section 3.1(e) shall be allocated in the following priority as of the last day of such Plan Year to the Cash or Deferred Accounts of Members who (1) received an allocation of Cash or Deferred Contributions for such Plan Year and (2) were not Highly Compensated Employees for such Plan Year (each such Member individually referred to as an "ELIGIBLE MEMBER" for purposes of this Paragraph):

          (A) first, subject to the limitations set forth in Section 4.5, to the Cash or Deferred Account of the Eligible Member who received the least amount of Compensation for such Plan Year, then to the Cash or Deferred Account of the Eligible Member who received the next smallest amount of Compensation for such Plan Year and continuing in such manner until the restrictions set forth in Section 3.1(e) have been satisfied; and

          (B) next, the remaining portion, if any, of such Employer Safe Harbor Contribution shall be allocated to the Cash or Deferred Accounts of the Eligible Members who did not receive an allocation pursuant to clause (A) above based on the ratio of each such Eligible Member's Cash or Deferred Contributions for such Plan Year to the total of all such Eligible Members' Cash or Deferred Contributions for such Plan Year.

     (e)  The Employer Safe Harbor Contribution, if any, made pursuant to
Section 3.4 for a Plan Year in order to satisfy the restrictions set forth in
Section 3.5 shall be allocated in the following priority as of the last day of such Plan Year to the Employer Matching Contribution Accounts of Members who (1) received an allocation of Employer Matching Contributions for such Plan Year and
(2) were not Highly Compensated Employees for such Plan Year (each such Member individually referred to as an "ELIGIBLE MEMBER" for purposes of this Paragraph):

          (A) first, subject to the limitations set forth in Section 4.5, to the Employer Matching Contribution Account of the Eligible Member who received the least amount of Compensation for such Plan Year, then to the Employer Matching Contribution Account of the Eligible Member who received the next smallest amount of Compensation for such Plan Year and continuing in such manner until the restrictions set forth in Section 3.5 have been satisfied; and

          (B) next, the remaining portion, if any, of such Employer Safe Harbor Contribution shall be allocated to the Employer Matching Contribution Accounts of the Eligible Members who did not receive an allocation pursuant to clause (A) above based on the ratio of each such Eligible Member's share of Employer Matching Contributions for such Plan Year to the total of all such Eligible Members' share of Employer Matching Contributions for such Plan Year.

     (f) If an Employer Safe Harbor Contribution is made in order to satisfy the restrictions set forth in both Section 3.1(e) and Section 3.5 for the same Plan Year, the Employer Safe Harbor Contribution made in order to satisfy the restrictions set forth in Section 3.1(e) shall be allocated pursuant to Paragraph (d) above prior to allocating the Employer Safe Harbor Contribution made in order to satisfy the restrictions set forth in Section 3.5.

     (g) Contrary Plan provisions notwithstanding, for purposes of Section 4.4 only, contributions pursuant this Section shall be allocated to the applicable Accounts of Members as soon as administratively feasible after such contributions are received by the Trustee.

     4.3 APPLICATION OF FORFEITURES. Effective June 1, 1994, any amounts that are forfeited under any provision hereof other than Section 4.5 during a Plan Year shall be applied to the payment of administrative expenses of the Plan and Trust in accordance with Section 13.1. Effective June 1, 1994, any

                                      I-13

amounts that are forfeited under Section 4.5 during a Plan Year shall be applied to reduce Employer Matching Contributions next coming due.

     4.4 ALLOCATION OF NET INCOME OR LOSS AND CHANGES IN VALUE AMONG ACCOUNTS. As of each Valuation Date, the Trustee shall determine the fair market value of the assets of each Fund and the net income (or net loss) of each Fund since the next preceding Valuation Date. Any net increase (or net decrease) in fair market value and any net income (or net loss) of each Fund since the next preceding Valuation Date shall be allocated among the Accounts invested in such Fund in proportion to the value of such Accounts on the next preceding Valuation Date.

     4.5 LIMITATIONS.

     (a) For purposes of this Section, the following terms and phrases shall have these respective meanings:

          (1) "ANNUAL ADDITIONS" of a Member for any Limitation Year shall mean the total of (A) the Employer Contributions, Cash or Deferred Contributions and forfeitures, if any, allocated to such Member's Accounts for such year, (B) Member's contributions, if any, (excluding any Rollover Contributions) for such year and (C) amounts referred to in sections 415(l)(1) and 419A(d)(2) of the Code.

          (2) "LIMITATION YEAR" shall mean the Plan Year.

          (3) "MAXIMUM ANNUAL ADDITIONS" of a Member for any Limitation Year shall mean the lesser of (A) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under section 415(b)(1)(A) of the Code for such Limitation Year) or (B) 25% of such Member's compensation, within the meaning of section 415(c)(3) of the Code and applicable Treasury Regulations thereunder and as limited by section 401(a)(17) of the Code for Limitation Years beginning after December, 31, 1988, during such year except that the limitation in this Clause (B) shall not apply to any contribution for medical benefits (within the meaning of section 419(f)(2) of the Code) after separation from service with the Employer or a Controlled Entity which is otherwise treated as an Annual Addition or to any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code.

     (b) Contrary Plan provisions notwithstanding, in no event shall the Annual Additions credited to a Member's Accounts for any Limitation Year exceed the Maximum Annual Additions for such Member for such year. If as a result of a reasonable error in estimating a Member's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of section 415 of the Code, or because of other limited facts and circumstances, the Annual Additions which would be credited to a Member's Accounts for a Limitation Year would nonetheless exceed the Maximum Annual Additions for such Member for such year, the excess Annual Additions which, but for this Section, would have been allocated to such Member's Accounts shall be disposed of as follows:

          (1) first, any such excess Annual Additions in the form of Cash or Deferred Contributions on behalf of such Member which would not have been considered in determining the amount of Employer Contributions allocated to such Member's Accounts pursuant to Section 4.2 shall be distributed to such Member, adjusted for income or loss allocated thereto;

          (2) next, any such excess Annual Additions in the form of Cash or Deferred Contributions on behalf of such Member which would have been considered in determining the amount of Employer Contributions allocated to such Member's Accounts pursuant to Section 4.2 shall be distributed to such Member, adjusted for income or loss allocated thereto, and the Employer Contributions which would have been allocated to such Member's Accounts based upon such distributed Cash or Deferred Contributions shall, to the extent such amounts would have otherwise been allocated to such Member's Accounts, be allocated to a suspense account and shall be held there until used to reduce future Employer Matching Contributions.

          (5) finally, any such excess Annual Additions in the form of Employer Discretionary Contributions shall, to the extent such amounts would otherwise have been allocated to such Member's

                                      I-14

     Accounts, be allocated to a suspense account and shall be held therein until used to reduce future Employer Matching Contributions.

     (c) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in allocations of the net income (or net loss) of the Trust Fund.

     (d) For purposes of determining whether the Annual Additions under this Plan exceed the limitations herein provided, all defined contribution plans of the Employer are to be treated as one defined contribution plan. In addition, all defined contribution plans of Controlled Entities shall be aggregated for this purpose. For purposes of this Section only, a "CONTROLLED ENTITY" (other than an affiliated service group member within the meaning of section 414(m) of the Code) shall be determined by application of a more than 50% control standard in lieu of an 80% control standard. If the Annual Additions credited to a Member's Accounts for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to this Paragraph would exceed the Maximum Annual Additions to such Member for such Limitation Year, the Annual Additions under this Plan and the additions under such other plans shall be reduced on a pro rata basis and allocated, reallocated or returned in accordance with applicable plan provisions regarding Annual Additions in excess of Maximum Annual Additions.

     (e) In the case of a Member who also participated in a defined benefit plan of the Employer or a Controlled Entity (as defined in Paragraph (d) above), the Employer shall reduce the Annual Additions credited to the Accounts of such Member under this Plan pursuant to the provisions of Paragraph (b) to the extent necessary to prevent the limitation set forth in section 415(e) of the Code from being exceeded. Notwithstanding the foregoing, the provisions of this Paragraph shall only apply if such defined benefit plan does not provide for a reduction of benefits thereunder to ensure that the limitation set forth in section 415(e) of the Code is not exceeded.

     (f) If the limitations set forth in this Section would not otherwise be met for any Limitation Year, the Compensation deferral elections pursuant to Section
3.1 of affected Members may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

                                       V.

                              INVESTMENT OF FUNDS

     5.1 EMPLOYER CONTRIBUTION ACCOUNTS. The Employer Contribution Accounts of the Members shall be invested as one Fund in such general investments as the Committee may determine.

     5.2 INVESTMENT OPTIONS FOR CASH OR DEFERRED, EMPLOYER MATCHING AND ROLLOVER ACCOUNTS.

     (a) Each member shall designate, in accordance with the procedures established from time to time by the Committee, the manner in which the amounts allocated to his Cash or Deferred, Employer Matching and Rollover Accounts shall be invested from among the Funds made available from time to time by the Committee. With respect to each of such Accounts, such Member may designate one of such Funds for all the amounts allocated to such Account or he may split the investment of the amounts allocated to such Account between such Funds in such increments as the Committee may prescribe. If a Member fails to make a proper designation, then such Accounts shall be invested in the Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

     (a) A Member may change his investment designation for future contributions to be allocated to his Cash or Deferred, Employer Matching or Rollover Accounts. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.

     (b) A Member may elect to convert his investment designation with respect to the amounts already allocated to his Cash or Deferred, Employer Matching or Rollover Accounts. Any such conversion shall be

                                      I-15

made in accordance with the procedures established by the Committee, and the frequency of such conversions may be limited by the Committee.

                                      VI.

                              RETIREMENT BENEFITS

     A Member who terminates his employment on or after his Normal Retirement Date shall be entitled to an Article X benefit equal in value to the sum of:

          (a) the amount in his Accounts as of the Valuation Date next preceding his Benefit Commencement Date: and

          (b) if the Valuation Date next preceding such Member's Benefit Commencement Date occurs prior to the close of the Plan Year during which his termination of employment occurred, the amount of such Member's allocation of Employer Discretionary Contributions and Employer Safe Harbor Contributions for such Plan Year.

                                      VII.

                              DISABILITY BENEFITS

     7.1 DISABILITY BENEFITS. In the event a Member's employment is terminated due to total and permanent disability, as of the Committee's certification thereof as provided in Section 7.2, such Member shall be entitled to an Article X benefit equal in value to the sum of:

          (a) the amount in his Accounts as of the Valuation Date next preceding his Benefit Commencement Date; and

          (b) if the Valuation Date next preceding such Member's Benefit Commencement Date occurs prior to the close of the Plan Year during which such disability was determined, the amount of such Member's allocation of Employer Discretionary Contributions and Employer Safe Harbor Contributions for such Plan Year.

     7.2 TOTAL AND PERMANENT DISABILITY DETERMINED. The Committee shall determine whether a Member has become totally and permanently disabled and shall so notify such Member within sixty days thereafter. A Member shall be considered totally and permanently disabled if such disability is so certified by the Committee and, unless waived by the Committee as unnecessary, supported by a written medical opinion that such Member will be permanently incapable of performing his job for physical or mental reasons.

                                     VIII.

                               SEVERANCE BENEFITS

     8.1 NO BENEFITS UNLESS HEREIN SET FORTH. Except as set forth in this Article, upon termination of employment of a Member prior to his Normal Retirement Date for any reason other than total and permanent disability or death, such Member shall acquire no right to any benefit from the Plan or the Trust Fund.

     8.2 SEVERANCE BENEFIT.

     (a) Each Member whose employment is terminated prior to his Normal Retirement Date for any reason other than total and permanen disability or death shall be entitled to an Article X benefit equal in value to the sum of:

          (1) his Vested Interest in the amount in his Accounts as of the Valuation Date next preceding his Benefit Commencement Date: and

                                      I-16

          (2) if the Valuation Date next preceding such Member's Benefit Commencement Date occurs prior to the close of the Plan Year during which his termination of employment occurred, the amount of such Member's Vested Interest in his allocation of Employer Safe Harbor Contributions for such Plan Year.

     (b) For purposes of this Section, a Member's Vested Interest in his Employer Accounts shall be determined by such Member's years of Vesting Service in accordance with the following schedule:


         YEARS OF VESTING SERVICE                   VESTED INTEREST
         ----------------------------------------   ---------------
              1 year.............................           20%
              2 years............................           40%
              3 years............................           60%
              4 years............................           80%
              5 years or more....................          100%

     (c) Paragraph (b) above notwithstanding, a Member shall have a 100% Vested Interest in his Employer Accounts upon attainment of his Normal Retirement Date.

     (d) A Member shall have a 100% Vested Interest in his Cash or Deferred Account and Rollover Account at all times.

     8.3 VESTING SERVICE.

     (a) For the period preceding the Effective Date, subject to the provisions of Paragraph (c) below, an individual shall be credited with Vesting Service in an amount equal to all service credited to him for vesting purposes under the Plan as it existed on the day prior to the Effective Date.

     (b) For the Plan Year beginning with the Effective Date and all Plan Years thereafter, subject to the provisions of Paragraph (c) below, 1,000 or more Hours of Service during any Computation Period shall constitute one year of Vesting Service.

     (c) In the case of a Member who incurs five consecutive One-Year Breaks-in-Service, such Member's years of Vesting Service completed after such One-Year Breaks-in-Service shall be disregarded in determining such Member's Vested Interest in any Plan benefits derived from Employer Contributions on his behalf prior to such One-Year Breaks-in-Service.

     8.4 FORFEITURES.

     (a) With respect to a Member who terminates employment with the Employer with a Vested Interest in his Employer Accounts which is less than 100% and receives a distribution from the Plan of the balance of his Vested Interest in his Accounts in the form of a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment is terminated, the forfeitable amounts credited to the terminated Member's Employer Accounts as of the Valuation Date next preceding his Benefit Commencement Date shall become a forfeiture as of his Benefit Commencement Date.

     (b) In the event that amounts credited to a terminated Member's Employer Accounts become a forfeiture pursuant to Paragraph (a) above, the terminated Member shall, upon subsequent reemployment with the Employer prior to incurring five consecutive One-Year Breaks-in-Service, have the forfeited amounts restored to such Member's Employer Accounts, unadjusted by any subsequent gains or losses of the Trust Fund; provided, however, that such restoration shall be made only if such Member repays in cash an amount equal to the amount so distributed to him pursuant to Paragraph (a) above within five years from the date the Member is reemployed; provided, further, that such Member's repayment of amounts distributed to him from his Cash or Deferred Account shall be limited to the portion thereof which was attributable to contributions with respect to which the Employer made Employer Matching Contributions. Any such restoration shall be made as of the Valuation Date coincident with or next succeeding the date of repayment. Notwithstanding anything to the contrary in the Plan, forfeited amounts to be restored by the Employer pursuant to this Paragraph shall be charged against and deducted from forfeitures for the Plan Year in which such amounts are restored which would otherwise be available to pay administrative

                                      I-17

expenses of the Plan and Trust. If such forfeitures otherwise available are not sufficient to provide such restoration, the portion of such restoration not provided by forfeitures shall be charged against and deducted from Employer Discretionary Contributions otherwise available for allocation to other Member's in accordance with Section 4.2(c), and any additional amount needed to restore such forfeited amounts shall be provided by an additional Employer Discretionary Contribution (which shall be made without regard to current or accumulated earnings and profits).

     (c) With respect to a Member whose Vested Interest in his Employer Accounts is less than 100% and who makes a withdrawal from or receives a termination distribution from his Employer Accounts other than a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment is terminated, any amounts remaining in his Employer Accounts shall continue to be maintained as separate accounts. At any relevant time, such Member's nonforfeitable portion of his separate accounts shall be determined in accordance with the following formula:

                          X=P(AB + (R x D)) - (R x D)

     For purposes of applying the formula: X is the nonforfeitable portion of such separate account at the relevant time; P is the Member's Vested Interest in his Employer Contribution Account or Employer Matching Contribution Account at the relevant time; AB is the balance of such separate account at the relevant time; R is the ratio of the balance of such separate account at the relevant time to the balance of such separate account after the withdrawal or distribution; and D is the amount of the withdrawal or distribution. For all other purposes of the Plan, a Member's separate accounts shall be treated as an Employer Contribution Account or an Employer Matching Contribution Account. Upon his incurring five consecutive One-Year Breaks-in-Service, the forfeitable portion of a terminated Member's separate accounts and Employer Accounts shall be forfeited as of the end of the Plan Year during which the terminated Member incurred his fifth such consecutive One-Year Break-in-Service.

     (d) With respect to a Member who terminates employment with the Employer with a Vested Interest in his Employer Accounts greater than 0% but less than 100% and who is not otherwise subject to the forfeiture provisions of Paragraph
(a) or Paragraph (c) above, the forfeitable portion of his Employer Accounts shall be forfeited as of the end of the Plan Year during which the terminated Member incurs his fifth consecutive One-Year Break-in-Service.

     (e) Any forfeitures occurring pursuant to Paragraphs (a), (c) or (d) above shall be held in a suspense account and shall be applied to the payment of administrative expenses of the Plan and Trust in accordance with Section 13.1. For all Valuation Dates prior to such application, forfeited amounts held in the suspense account shall not receive allocations of net income (or net loss) pursuant to Section 4.4

     (f) Distributions of benefits described in this Section shall be subject to the time of payment requirements of Section 10.1

                                      IX.
                                 DEATH BENEFITS

     9.1 DEATH BENEFITS. Upon the death of a Member while an Employee, the Member's designated beneficiary shall be entitled to an Article X benefit equal in value to the sum of:

          (a) the amount in his Accounts as of the Valuation Date next preceding his Benefit Commencement Date; and

          (b) if the Valuation Date next preceding such Member's Benefit Commencement Date occurs prior to the close of the Plan Year during which his death occurred, the amount of such Member's allocation of Employer Discretionary Contributions and Employer Safe Harbor Contributions for such Plan Year.

     9.2 DESIGNATION OF BENEFICIARIES.

                                      I-18

     (a) Each Member shall have the right to designate the beneficiary or beneficiaries to receive payment of his Article X benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing same with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section. Notwithstanding the foregoing, if a Member who is married on the date of his death designates other than his surviving spouse as his beneficiary, such designation shall not be effective unless (1) such spouse has consented thereto in writing and such consent (A) acknowledges the effect of such specific designation, (B) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Member without spousal consent) or expressly permits such designation by the Member without the requirement of further consent by the spouse and (C) is witnessed by a Plan representative (other than the Member) or a notary public or (2) such consent may not be obtained because such spouse cannot be located or because of other circumstances described by applicable Treasury Regulations. Any such consent by such surviving spouse shall be irrevocable.

     (b) If no such designation is on file with the Committee at the time of the death of the Member or such designation is not effective for any reason as determined by the Committee, the designated beneficiary or beneficiaries to receive such Article X benefit shall be as follows:

          (1) If a Member leaves a surviving spouse, his Article X benefit shall be paid to such surviving spouse;

          (2) If a Member leaves no surviving spouse, his Article X benefit shall be paid to such Member's executor or administrator or to his heirs at law if there is no administration of such Member's estate.

          (c) Notwithstanding the preceding provisions of this Section and to the extent not prohibited by state or federal law, if a Member is divorced from his spouse and at the time of his death is not remarried to the person from whom he was divorced, and any designation of such divorced spouse as his beneficiary under the Plan filed prior to the divorce shall be null and void unless the contrary is expressly stated in writing filed with the Committee by the Member. In the event the designation of a divorced spouse as a Member's beneficiary is null and void pursuant to the provisions of this Paragraph, such Member's designated beneficiary shall be determined in accordance with the provisions of Paragraph (b) above as if such divorced spouse did not survive the Member.

                                       X.

                     TIME AND MANNER OF PAYMENT OF BENEFITS

     10.1 TIME AND MANNER OF PAYMENT.

     (a) Subject to the provisions of the remaining Paragraphs of this Section, payment of a Member's benefit hereunder shall be made as soon as administratively feasible after the Valuation Date coincident with or next succeeding the date the Member or his beneficiary becomes entitled to a benefit pursuant to Article VI, VII, VIII or IX.

     (b) Unless (1) the Member has attained age sixty-five or died, (2) the Member consents to a distribution pursuant to Paragraph (a) within the ninety-day period ending on the date payment of his benefit hereunder is to commence pursuant to Paragraph (a) or (3) the Member's Vested Interest in his Accounts is not in excess of $3,500, the Member's Benefit Commencement Date shall be deferred to the date which is as soon as administratively feasible after the Valuation Date coincident with or next succeeding the earlier of the date the Member attains age sixty-five or the Member's date of death, or such earlier Valuation Date as the Member may elect by written notice to the Committee prior to such Valuation Date. No less than thirty days and no more than ninety days before his Benefit Commencement Date, the Committee shall inform the Member of his right to defer his Benefit Commencement Date and shall describe the Member's Direct Rollover election rights pursuant to Paragraph (g) below. If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty days after the notice required under section 1.411(a)-11(c) of the Treasury Regulations is given,

                                      I-19

provided that (i) the plan administrator clearly informs the Member that the Member has a right to a period of at least thirty days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Member, after receiving the notice, affirmatively elects a distribution.

     (c) A Member's Benefit Commencement Date shall in no event be later than the sixtieth day following the close of the Plan Year during which such Member attains, or would have attained, his Normal Retirement Date or, if later, terminates his employment with the Employer or a Controlled Entity.

     (d) A Member's Benefit Commencement Date shall be in compliance with the provisions of section 4091(a)(9) of the Code and applicable Treasury Regulations thereunder and shall in no event be later than:

          (1) In the case of a Member who attains the age of seventy and one-half prior to January 1, 1988 and is not a "five-percent owner" (within the meaning of section 416(i) of the Code) at any time during the five Plan Year period ending in the calendar year in which such Member attains the age of seventy and one-half, April 1st following the later of
     (A) the calendar year in which such Member attains the age of seventy and one-half, or (B) the calendar year in which such Member terminates his employment with the Employer, or if such Member becomes a "five-percent owner" following the end of such five Plan Year period, April 1st of the calendar year following the calendar year in which such Member becomes a "five-percent owner;"

          (2) In the case of a Member who does not attain the age of seventy and one-half prior to January 1, 1988 or is a "five-percent owner" (within the meaning of section 416(i) of the Code) at any time during the five Plan Year period ending in the calendar year in which such Member attains the age of seventy and one-half, April 1st of the calendar year following the calendar year in which such Member attains the age of seventy and one-half; and

          (3) In the case of a benefit payable pursuant to Article IX, the last day of the five-year period following the death of such Member.

     For purposes of Paragraph (d)(2) above, a Member who attains the age of seventy and one-half in 1988, is not a "five-percent owner" (within the meaning of section 416(i) of the Code) at any time during the five Plan Year period ending in 1988 and does not terminate employment with the Employer prior to January 1, 1989, shall be considered to attain the age of seventy and one-half in 1989. Further, the preceding provisions of this Section notwithstanding, a Member may not elect to defer the receipt of his benefit hereunder to the extent that such deferral creates a death benefit that is more than incidental within the meaning of section 401(a)(9)(G) of the Code and applicable Treasury Regulations thereunder.

     (e) Subject to the provisions of Paragraphs (c) and (d) above, a Member's Benefit Commencement Date shall not occur before the expiration of the latest to end of the following periods:

          (1) a period during which the Member is employed by the Employer or any Controlled Entity; or

          (2) a period during which the Member is employed by a purchaser of assets from the Employer or a Controlled Entity if such Member transfers to employment with such purchaser in connection with such purchase.

     (f) Subject to the provisions of Paragraph (g) below, a Member's benefit shall be provided from the Member's Account balance(s) under the Plan and shall be paid in one lump sum on the Member's Benefit Commencement Date. The Member's benefit shall be paid to the Member unless the Member has died prior to his Benefit Commencement Date, in which case the Member's benefit shall be paid to his beneficiary designated in accordance with the provisions of Section 9.2.

     (g) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Paragraph, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution (other than any portion attributable to the offset of an outstanding loan balance of such Member pursuant to the Plan's loan procedure) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The preceding sentence notwithstanding, a Distributee may elect a Direct Rollover pursuant to this Section

                                      I-20

only if such Distributee's Eligible Rollover Distribution is $200 or more. Furthermore, if less than 100% of the Member's Eligible Rollover Distribution is to be a Direct Rollover, the amount of the Direct Rollover must be $500 or more. Prior to any Direct Rollover pursuant to this Paragraph, the Distributee shall furnish the Committee with a statement from the plan, account or annuity to which the benefit is to be transferred verifying that such plan, account or annuity is, or is intended to be, an Eligible Retirement Plan.

     10.2 UNCLAIMED BENEFITS. In the case of a benefit payable on behalf of a Member, if the Committee is unable to locate the Member or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited, held in a suspense account and available for allocation to the Accounts of the eligible Members pursuant to Section 4.2 as of the end of the Plan Year in which the forfeiture occurred. For all Valuation Dates prior to such allocation, forfeited amounts held in the suspense account shall not participate in allocations of the net income (or net loss) of the Trust Fund. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan in the manner provided in Section 8.4(b).

     10.3 CLAIMS REVIEW. In any case in which a claim for Plan benefits of a Member or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period), which notice shall:

          (a) state the specific reason or reasons for the denial or modification:

          (b) provide specific reference to pertinent Plan provisions on which the denial or modification is based;

          (c) provide a description of any additional material or information necessary for the Member, his beneficiary or representative to perfect the claim and an explanation of why such material or information is necessary; and

          (d) explain the Plan's claim review procedure as contained herein.

     In the event a claim for Plan benefits is denied or modified, if the Member, his beneficiary or representative desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Member, his beneficiary or representative may review any pertinent documents upon which such denial or modification was based any may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Member, his beneficiary or representative stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extenstion of time for review is required, written notice of the extension shall be furnished to the Member, beneficiary or representative prior to the commencement of the extension period.

                                      XI.
                             WITHDRAWALS AND LOANS

     11.1 WITHDRAWALS.

     (a) A Member who has a financial hardship, as determined by the Committee, and who has made all available withdrawals pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member and who has obtained all available loans pursuant to Section 11.2 and pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member may withdraw from his Employer Accounts, his Rollover Account and his Cash or Deferred Account amounts not to exceed the lesser of (1) his Vested Interest in such Accounts or (2) the amount

                                      I-21

determined by the Committee as being available for withdrawal pursuant to this Paragraph. Such withdrawal shall come, first, from his Vested Interest in his Employer Contribution Account, second, from his Vested Interest in his Employer Matching Contribution Account, third, from his Rollover Account and, finally, from his Cash or Deferred Account. For purposes of this Paragraph, financial hardship means the immediate and heavy financial needs of the Member. A withdrawal based upon financial hardship pursuant to this Paragraph shall not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Member. The amount required to meet the immediate financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. The determination of the existence of a Member's financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Committee. A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Member if the withdrawal is for:

          (1) expenses of medical care described in section 213(d) of the Code previously incurred by the Member, the Member's spouse or any dependents of the Member (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in section 213(d) of the Code and not reimbursed or reimbursable by insurance;

          (2) costs directly related to the purchase of a principal residence of the Member (excluding mortgage payments);

          (3) payment of tuition and related educational fees for the next twelve months of post-secondary education for the Member, or the Member's spouse, children or dependents (as defined in section 152 of the Code);

          (4) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

          (5) such other financial needs which the Commissioner of Internal Revenue may deem to be immediate and heavy financial needs through the publication of revenue rulings, notices and other documents of general applicability.

The decision of the Committee shall be final and binding, provided that all Members similarly situated shall be treated in a uniform and nondiscriminatory manner. The above notwithstanding, (1) withdrawals under this Paragraph from a Member's Cash or Deferred Account shall be limited to the sum of the Member's Cash or Deferred Contributions to the Plan, plus income allocable thereto and credited to the Member's Cash or Deferred Account as of December 31, 1988, less any previous withdrawals of such amounts, and (2) amounts allocated to a Member's Cash or Deferred Account pursuant to the provisions of Section 4.2(d) and Employer Matching Contributions used to satisfy the restrictions set forth in Section 3.1(e) shall not be subject to withdrawal. A Member who makes a withdrawal from his Cash or Deferred Account under this Paragraph may not again make elective contributions or employee contributions to the Plan or any other qualified or nonqualified plan of the Employer or any Controlled Entity for a period of twelve months following such withdrawal. Further, such Member may not make elective contributions under the Plan or any other plan maintained by the Employer or any Controlled Entity for such Member's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit set forth in Section 3.1(d) for such next taxable year less the amount of such Member's elective contributions for the taxable year of the withdrawal.

     (b) All withdrawals pursuant to this Section shall be made by executing and filing with the Committee the form prescribed by the Committee for such purpose. Notwithstanding the provisions of this Section, not more than one withdrawal pursuant to the Paragraphs above may be made in any one Plan Year and no withdrawal shall be made from an Account to the extent such Account has been pledged to secure a loan under Section 11.2. If a Member's Account from which a withdrawal is made is invested in more than one Fund, the Member shall designate which Fund, or combination of Funds, from which the withdrawal shall be made. In the absence of such designation, the withdrawal shall be made pro rata from each Fund in which such Account is invested. All withdrawals under this Section shall be paid in cash. Any withdrawal

                                      I-22

hereunder on or after January 1, 1993 shall be subject to the Direct Rollover election described in Section 10.1(g).

     (c) This Section shall not be applicable to a Member following termination of employment and the amounts in such Member's Accounts shall be distributable in accordance with the provisions of Article X.

     11.2 LOANS.

     (a) Upon application by (1) any Member who is an Employee or (2) any Member no longer employed by the Employer, a beneficiary of a deceased Member or an alternate payee under a qualified domestic relations order, as that term is defined in section 414(p)(8) of the Code, who retains an Account balance under the Plan and who is a party-in-interest, as that term is defined in section 3(14) of the Act, as to the Plan (an individual who is eligible to apply for a loan under this Section being hereinafter referred to as a "MEMBER" for purposes of this Section), the Committee may in its discretion direct the Trustee to make a loan or loans to such Member, not to exceed 50% of the then value of the Member's Vested Interest in his Accounts. Such loans shall be made pursuant to the provisions of the Committee's written loan procedure, which procedure is hereby incorporated by reference as a part of the Plan.

     (b) A loan to a Member may not exceed 50% of the then value of such Member's Vested Interest in his Accounts.

     (c) Paragraph (b) above to the contrary notwithstanding, the amount of a loan made to a Member under this Section shall not exceed an amount equal to the difference between:

          (1) the lesser of $50,000 (reduced by the excess, if any, of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made, over
     (B) the outstanding balance of loans from the Plan on the date on which the loan is made) or one-half of the present value of the Member's total nonforfeitable accrued benefit under all qualified plans of the Employer or a Controlled Entity; minus

          (2) the total outstanding loan balance of the Member under all other loans from all qualified plans of the Employer or a Controlled Entity.

                                      XII.
                           ADMINISTRATION OF THE PLAN

     12.1 APPOINTMENT OF COMMITTEE. The general administration of the Plan shall be vested in the Committee which shall be appointed by the Directors and shall consist of one or more persons. Any individual, whether or not an Employee, is eligible to become a member of the Committee. Each member of the Committee shall, before entering upon the performance of his duties, qualify by signing a consent to serve as a member of the Committee under and pursuant to the Plan and by filing such consent with the records of the Committee.

     12.2 TERM, VACANCIES, RESIGNATION AND REMOVAL. Each member of the Committee shall serve until he resigns, dies or is removed by the Directors. At any time during his term of office, a member of the Committee may resign by giving written notice to the Directors and the Committee, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during his term of office, and for any reason, a member of the Committee may be removed by the Directors with or without cause, and the Directors may in their discretion fill any vacancy that may result therefrom. Any member of the Committee who is an Employee shall automatically cease to be a member of the Committee as of the date he ceases to be employed by the Employer or a Controlled Entity.

     12.3 OFFICERS, RECORDS AND PROCEDURES. The Committee may select officers and may appoint a secretary who need not be a member of the Committee. The Committee shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Member or beneficiary such records as pertain to that individual's interest in

                                      I-23

the Plan. The Committee shall designate the person or persons who shall be authorized to sign for the Committee and, upon such designation, the signature of such person or persons shall bind the Committee.

     12.4 MEETINGS. The Committee shall hold meetings upon such notice and at such time and places as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Committee duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other or other action taken without a meeting upon which written consent signed by all of the members of the Committee.

     12.5 SELF-INTEREST OF MEMBERS. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Directors shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

     12.6 COMPENSATION AND BONDING. The members of the Committee shall not receive compensation with respect to their services for the Committee. To the extent required by the Act or other applicable law, or required by the Company, members of the Committee shall furnish bond or security for the performance of their duties hereunder.

     12.7 COMMITTEE POWERS AND DUTIES. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty:

          (a) to make rules, regulations and bylaws for the administration of the Plan which are not inconsistent with the terms and provisions hereof, provided such rules, regulations and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company, and to enforce the terms of the Plan and the rules and regulation is promulgated thereunder by the Committee;

          (b) to construe in its discretion all terms, provisions, conditions and limitations of the Plan. In all cases, the construction, necessary for the Plan to qualify under the applicable provisions of the Code shall control;

          (c) to correct any defect or supply any omission or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;

          (d) to employ and compensate such accountants, attorneys, investment advisors and other agents, employees, and independent contractors as the Committee may deem necessary or advisable in the proper and efficient administration of the Plan;

          (e) to determine in its discretion all questions relating to eligibility;

          (f) to prescribe procedures to be followed by distributees in obtaining benefits hereunder;

          (g) to prepare, file and distribute, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of the Act;

          (h) to make a determination in its discretion as to the right of any person to a benefit under the Plan;

          (i) to receive and review reports from the Trustee and the Investment Managers as to the financial condition of the Trust Fund, including its receipts and disbursements.

          (j) to instruct the Trustee as to the loans to Members pursuant to the provision of Section 11.2;

                                      I-24

          (k) to furnish the Employer any information necessary for the preparation of such Employer's tax return or other information that the Committee determines in its discretion is necessary for a legitimate purpose;

          (l) to require and obtain from the Employer and the Members any information or data that the Committee determines is necessary for the proper administration of the Plan;

          (m) to review periodically the Plan's short-term and long-term investment needs and goals and to communicate such needs and goals to the Trustee and any investment manager as frequently as the Committee, in its discretion, deems necessary for the proper administration of the Plan and Trust; and

          (n) to instruct the Trustee as to the management, investment, and reinvestment of the Trust Fund.

     12.8 EMPLOYER TO SUPPLY INFORMATION. The Employer shall supply full and timely information to the Committee relating to the Compensation of all Members, their ages, their retirement, death or other cause for termination of employment and such other pertinent facts as the Committee may require. The Employer shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer.

     12.9 INDEMNIFICATION. The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, including any expenses and liabilities which are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member's own gross negligence or willful misconduct. Expenses against which such member shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

     12.10 PLAN ADMINISTRATOR AND NAMED FIDUCIARY. For purposes of the Act, Texas Petrochemicals Corporation shall be the Plan "administrator" and shall be the "named fiduciary" with respect to the general administration of the Plan (except as to the investment of the assets of the Trust Fund).

                                     XIII.
                            ADMINISTRATION OF FUNDS

     13.1 PAYMENT OF EXPENSES. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, expenses of the Committee and the cost of furnishing any bond or security required of the Committee, shall be paid by the Trustee from the Trust Fund and, until paid, shall constitute a claim against the Trust Fund which is paramount to the claims of Members and beneficiaries; provided, however, that (a) the obligation of the Trustee to pay such expenses from the Trust Fund shall cease to exist to the extent such expenses are paid by the Employer and (b) in the event the Trustee's compensation is to be paid, pursuant to this Section, from the Trust Fund, any individual serving as Trustee who already receives full-time pay from an employer or an association of employers whose employees are participants in the Plan, or from an employee organization whose members are participants in the Plan, shall not receive any additional compensation for serving as Trustee. This Section shall be deemed a part of any contract to provide for expenses of Plan and Trust administration, whether or not the signatory to such contract is, as a matter of convenience, the Employer.

     13.2 TRUST FUND PROPERTY. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee hereunder shall be held for investment purposes as a commingled Trust Fund. The Committee shall maintain Accounts in the name of each Member, but the maintenance of an Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than due him by operation of the

                                      I-25

Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund.

     13.3 DISTRIBUTIONS FROM MEMBERS' ACCOUNTS. Distributions from a Member's Accounts shall be made by the Trustee only if, when, and in the amount and manner directed in writing by the Committee. Any distribution made to a Member or for his benefit shall be debited to such Member's Account or Accounts. All distributions hereunder shall be made in cash except as otherwise specifically provided herein.

                                      XIV.

                    TRUSTEE AND ADMINISTRATION OF TRUST FUND

     As a means of administering the assets of the Plan, the Company has entered into a Trust Agreement with CG Trust Company as Trustee. The administration of the assets of the Plan and the duties, obligations, and responsibilities of the Trustee shall be governed by the Trust Agreement. The Trust Agreement may be amended from time to time as the Company deems advisable in order to effectuate the purposes of the Plan. The Trust Agreement is incorporated herein by reference and thereby made a part of the Plan hereof.

                                      XV.

                              FIDUCIARY PROVISIONS

     15.1 ARTICLE CONTROLS. This Article shall control over any contrary, inconsistent or ambiguous provisions contained in the Plan.

     15.2 GENERAL ALLOCATION OF DUTIES. Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The Directors shall have the sole authority to appoint and remove the Trustee or members of the Committee. Except as otherwise specifically provided, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided, the Trustee shall have the sole responsibility for the administration, investment and management of the assets held under the Plan. However, if the Committee, as a co-fiduciary, shall exercise its power given hereunder at any time, and from time to time, by written notice to the Trustee, to direct the Trustee in the management, investment, and reinvestment of the Trust Fund, then in such event the Trustee shall be subject to all proper directions of the Committee that are made in accordance with the terms of the Plan and the Act. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law or as specifically provided herein.

     15.3 FIDUCIARY DUTY. Each fiduciary under the Plan, including but not limited to the Committee and the Trustee as "named fiduciaries," shall discharge his duties and responsibilities with respect to the Plan:

          (a) solely in the interest of the Members, for the exclusive purpose of providing benefits to Members, and their beneficiaries, and defraying reasonable expenses of administering the Plan;

          (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

          (c) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and

          (d) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.

                                      I-26

     No fiduciary shall cause the Plan or Trust Fund to enter into a "prohibited transaction" as provided in section 4975 of the Code or section 406 of the Act.

     15.4 DELEGATION AND ALLOCATION. The Committee may appoint subcommittees, individuals or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Committee. Such appointment and delegation must be in writing, specifying the powers or duties being delegated, and must be accepted in writing by the delegate. Upon such appointment, delegation and acceptance, the delegating Committee members shall have no liability for the acts or omissions of any such delegatee, as long as the delegating Committee members do not violate their fiduciary responsibility in making or continuing such delegation.

     15.5 INVESTMENT MANAGER. The Directors may, in their sole discretion, appoint an "investment manager," with power to manage, acquire or dispose of any asset of the Plan and to direct the Trustee in this regard, so long as:

          (a) the investment manager is (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) a bank, as defined in the Investment Advisers Act of 1940, or (3) an insurance company qualified to do business under the laws of more than one state; and

          (b) such investment manager acknowledges in writing that he is a fiduciary with respect to the Plan.

     Upon such appointment, the Directors shall not be liable for the acts of the investment manager, as long as the Directors do not violate their fiduciary responsibility in making or continuing such appointment. The Trustee shall follow the directions of such investment manager and shall not be liable for the acts or omissions of such investment manager. The investment manager may be removed by the Directors at any time and within their sole discretion.

                                      XVI.

                                   AMENDMENTS

     16.1 RIGHT TO AMEND. Subject to Section 16.2 and any other limitations contained in the Act or the Code, the Company may from time to time amend, in whole or in part, any or all of the provisions of the Plan on behalf of the Company and all Employers. Specifically, but not by way of limitation, the Company may make any amendment necessary to acquire and maintain a qualified status for the Plan under the Code, whether or not retroactive.

     16.2 LIMITATION ON AMENDMENTS. No amendment of the Plan may be made which would vest in the Employer, directly or indirectly, any interest in or control of the Trust Fund. No amendment may be made which would vary the Plan's exclusive purpose of providing benefits to Members, and their beneficiaries, and defraying reasonable expenses of administering the Plan or which would permit the diversion of any part of the Trust Fund from that exclusive purpose. No amendment shall be made which would reduce any then nonforfeitable interest of a Member. No amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing.

                                     XVII.

                 DISCONTINUANCE OF CONTRIBUTIONS, TERMINATION,
                PARTIAL TERMINATION AND MERGER OR CONSOLIDATION

     17.1 RIGHT TO DISCONTINUE CONTRIBUTIONS, TERMINATE, OR PARTIALLY TERMINATE. The Employer has established the Plan with the bona fide intention and expectation that from year to year it will be able to, and will deem it advisable to, make its contributions as herein provided. However, the Directors realize that circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable to continue to make its contributions to the Plan. Therefore, the Directors shall have the power to discontinue contributions to the Plan, terminate the Plan or partially terminate the

                                      I-27

Plan at any time hereafter. Each member of the Committee and the Trustee shall be notified of such discontinuance, termination or partial termination.

     17.2 PROCEDURE IN THE EVENT OF DISCONTINUANCE OF CONTRIBUTIONS, TERMINATION OR PARTIAL TERMINATION.

     (a) If the Plan is amended so as to permanently discontinue Employer contributions, or if Employer contributions are in fact permanently discontinued, the Vested Interest of each affected Member shall be 100%, effective as of the date of discontinuance. In case of discontinuance, the Committee shall remain in existence and all other provisions of the Plan which are necessary, in the opinion of the Committee, for equitable operation of the Plan shall remain in force.

     (b) If the Plan is terminated or partially terminated, the Vested Interest of each affected Member shall be 100%, effective as of the termination date or partial termination date, as applicable. Unless the Plan is otherwise amended prior to dissolution of the Company, the Plan shall terminate as of the date of dissolution of the Company.

     (c) Upon discontinuance, termination or partial termination, any previously unallocated contributions, forfeitures and net income (or net loss) shall be allocated among the Accounts of the Members on such date of discontinuance, termination or partial termination according to the provisions of Article IV, as if such date of discontinuance or termination were a Valuation Date. Thereafter, the net income (or net loss) shall continue to be allocated to the Accounts of the Members until the balances are distributed. In the event of termination, the date of the final distribution shall be treated as a Valuation Date.

     (d) In the case of a termination or partial termination of the Plan, and in the absence of a Plan amendment to the contrary, the Trustee shall pay the balance of the Accounts of a Member for whom the Plan is so terminated, or who is affected by such partial termination, to such Member, subject to the time of payment, manner of payment and consent provisions of Article X.

     17.3 MERGER, CONSOLIDATION OR TRANSFER. This Plan and Trust Fund may not merge or consolidate with, or transfer its assets or liabilities to, any other plan, unless immediately thereafter each Member would, in the event such other plan terminated, be entitled to a benefit which is equal to or greater than the benefit to which he would have been entitled if the Plan were terminated immediately before the merger, consolidation or transfer.

                                     XVIII.

                               ADOPTING EMPLOYERS

     18.1 ADOPTION BY OTHER EMPLOYERS. It is contemplated that other corporations, associations, partnerships or proprietorships may adopt this Plan and thereby become Employers. Any such entity, whether or not presently existing, may become, upon approval of the Company, a party hereto by appropriate action of its Board of Directors or noncorporate counterpart. The provisions of the Plan shall apply separately and equally to each Employer and its employees in the same manner as is expressly provided for the Company and its Employees, except that the power to appoint or otherwise affect the Committee or the Trustee and the power to amend or terminate the Plan and Trust Agreement shall be exercised by the Company alone. Nevertheless, any Employer may, with the consent of the Company, incorporate in its adoption agreement or in an amendment document specific provisions relating to the operation of the Plan, and such provisions shall become a part of the Plan as to such employer only. Transfer of employment among Employers shall not be considered a termination of employment hereunder, and an Hour of Service with one shall be considered as an Hour of Service with all others. Any Employer may, by appropriate action of its Board of Directors or noncorporate counterpart, terminate its participation in the Plan. Moreover, the Company may, in its discretion, terminate an Employer's Plan participation at any time.

     18.2 SINGLE PLAN. For purposes of the Code and the Act, the Plan as adopted by the Employers shall constitute a single plan rather than a separate plan of each Employer. All assets in the Trust Fund shall be available to pay benefits to all Members and their beneficiaries.

                                      I-28

                                      XIX.

                            MISCELLANEOUS PROVISIONS

     19.1 NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of this Plan shall not be deemed to be a contract between the Employer and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person's right to terminate his employment at any time.

     19.2 PAYMENTS SOLELY FROM TRUST FUND. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund and neither the Employer nor the Trustee assumes any liability or responsibility for the adequacy thereof. The Committee or the Trustee may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.

     19.3 ALIENATION OF INTEREST FORBIDDEN. Except as otherwise provided with respect to "qualified domestic relations orders" pursuant to section 206(d) of the Act and sections 401(a)(13) and 414(p) of the Code and except as otherwise provided under other applicable law, no right or interest of any kind in any benefit shall be transferable or assignable by any Member or any beneficiary or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, execution or levy of any kind. Plan provisions to the contrary notwithstanding, the Committee shall comply with the terms and provisions of any "qualified domestic relations orders," including orders which require distributions to an alternate payee prior to a Member's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of the Act and section 414(p)(4)(B) of the Code, and shall establish appropriate procedures to effect the same.

     19.4 NO BENEFITS TO THE EMPLOYER. No part of the corpus or income of the Trust Fund shall be used for any purpose other than the exclusive purpose of providing benefits for the Members and their beneficiaries and defraying reasonable expenses of administering the Plan. Anything to the contrary herein notwithstanding, the Plan shall never be construed to vest any rights in the Employer other than those specifically given hereunder.

     19.5 PAYMENTS TO MINORS AND INCOMPETENTS. If a Member or beneficiary entitled to receive a benefit under the Plan is a minor or is determined by the Committee in its discretion to be incompetent or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for a benefit provided under the Plan, the Committee may pay such benefit to the duly appointed guardian or conservator of such Member or beneficiary or to any third party who is eligible to receive such benefit for the account of such Member or beneficiary. Such payment shall operate as a full discharge of all liabilities and obligations of the Committee, the Trustee, the Employer, and any fiduciary of the Plan with respect to such benefit.

     19.6 MEMBER'S ADDRESS. It shall be the affirmative duty of each Member to inform the Committee of, and to keep on file with the Committee, his current mailing address and the current mailing address of his designated beneficiary. If a Member fails to keep the Committee informed of his current mailing address and the current mailing address of his designated beneficiary, neither the Committee, the Trustee, the Employer, nor any fiduciary under the Plan shall be responsible for any late or lost payment of a benefit or for failure of any notice to be provided timely under the terms of the Plan.

     19.7 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

     19.8 JURISDICTION. The situs of the Plan and the Trust hereby created is Texas. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

                                      I-29

                                      XX.
                                TOP-HEAVY STATUS

     20.1 ARTICLE CONTROLS. Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under section 416 of the Code.

     20.2 DEFINITIONS. For purposes of this Article, the following terms and phrases shall have these respective meanings:

          (a) ACCOUNT BALANCE: As of any Valuation Date, the aggregate amount credited to an individual's account or accounts under a qualified defined contribution plan maintained by the Employer or a Controlled Entity (excluding employee contributions which were deductible within the meaning of section 219 of the Code and rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity), increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

          (b) ACCRUED BENEFIT: As of any Valuation Date, the present value (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof which is attributable to employee contributions which were deductible pursuant to section 219 of the Code, to rollover or transfer contributions made after December 31, 1983 by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Employer or a Controlled Entity increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Employer and the Controlled Entities or (2) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

          (c) AGGREGATION GROUP: The group of qualified plans maintained by the Employer and each Controlled Entity consisting of (1) each plan in which a Key Employee participates and each other plan which enables a plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code or (2) each plan in which a Key Employee participates, each other plan which enables a plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code and any other plan which the Employer elects to include as a part of such group; provided, however, that the Employer may elect to include a plan in such group only if the group will continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

          (d) ASSUMPTIONS: The interest rate and mortality assumptions specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group including the Plan.

          (e) DETERMINATION DATE: For the first Plan Year of any plan, the last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

          (f) KEY EMPLOYEE: A "key employee" as defined in section 416(i) of the Code and the Treasury Regulations thereunder.

                                      I-30

          (g) PLAN YEAR: With respect to any plan, the annual accounting period used by such plan for annual reporting purposes.

          (h) REMUNERATION: Compensation withing the meaning of section 415(c)(3) of the Code, as limited by section 401(a)(17) of the Code.

          (i) VALUATION DATE: With respect to any Plan Year of any defined contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to participants' accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under section 412 of the Code.

     20.3 TOP-HEAVY STATUS.

     (a) The Plan shall be deemed to be top-heavy for a Plan Year, if, as of the Determination Date for such Plan Year, (1) the sum of Account Balances of Members who are Key Employees exceeds 60% of the sum of Account Balances of all Members unless an Aggregation Group including the Plan is not top-heavy or (2) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with section 416(g)(2)(B) of the Code and the Treasury Regulations promulgated thereunder) of (1) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group and (2) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds 60% of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Employer or any Controlled Entity at any time during the five-year period ending on the applicable Determination Date shall not be considered.

     (b) If the Plan is determined to be top-heavy for a Plan Year, the Employer shall contribute to the Plan for such Plan Year on behalf of each Member who is not a Key Employee and who has not terminated his employment as of the last day of such Plan Year an amount equal to:

          (1) the lesser of (A) 3% of such Member's Remuneration for such Plan Year of (B) a percent of such Member's Remuneration for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the amounts allocated to such Key Employee's Cash or Deferred Account and Employer Accounts for such Plan Year by such Key Employee's Remuneration; reduced by

          (2) the amount of Employer Discretionary Contributions allocated to such Member's Accounts for such Plan Year.

The minimum contribution required to be made for a Plan Year pursuant to this Paragraph for a Member employed on the last day of such Plan Year shall be made regardless of whether such Member is otherwise ineligible to receive an allocation of the Employer's contributions for such Plan Year. Notwithstanding the foregoing, if the Plan is deemed to be top-heavy for a Plan Year, the Employer's contribution for such Plan Year pursuant to this Paragraph shall be increased by substituting "4%" in lieu of "3%" in Clause (1) hereof to the extent that the Directors determine to so increase such contribution to comply with the provisions of section 416(h)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Member who is a participant in another defined contribution plan sponsored by the Employer or a Controlled Entity if such Member receives under such other defined contribution plan (for the plan year of such plan ending with or within the Plan Year of this Plan) a contribution which is equal to or greater than the minimum contribution required by section 416(c)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Member who is a participant in a defined benefit plan sponsored

                                      I-31

by the Employer or a Controlled Entity if such Member accrues under such defined benefit plan (for the plan year of such plan ending with or within the Plan Year of this Plan) a benefit which is at least equal to the benefit described in section 416(c)(1) of the Code. If the preceding sentence is not applicable, the requirements of this Paragraph shall be met by providing a minimum benefit under such defined benefit plan which, when considered with the benefit provided under the Plan as an offset, is at least equal to the benefit described in section 416(c)(1) of the Code.

     20.4 TERMINATION OF TOP-HEAVY STATUS. If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined to no longer be top-heavy.

     20.5 EFFECT OF ARTICLE. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or the Act.

     EXECUTED this 17th day of May, 1995.

                                          TEXAS PETROCHEMICALS CORPORATION
                                          By B. W. WAYCASTER

                                      I-32